Exhibit 32.1

Certification

Pursuant to Section 18 U.S.C. Section 1350,

as adopted pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Invacare Corporation (the “company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. Malachi Mixon, III, Chief Executive Officer of the company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ A. MALACHI MIXON, III
A. Malachi Mixon, III
Chief Executive Officer

Date: February 26, 2010

A signed original of this written statement required by Section 906 has been provided to Invacare Corporation and will be retained by Invacare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.